ENDORSEMENT AND REPRESENTATION AGREEMENT


Frisby Technologies, Inc., which is headquartered at 3195 Centre Park Blvd, Winston-Salem, NC 27107, USA 11706, (hereinafter called the Company) has agreed with Maximum Marketing, Inc., which has offices at 41 Vreeland Avenue, Suite 202, Totowa, New Jersey 07512, and has the rights to deliver the services of Tiki Barber (hereinafter called the Endorser), that the Endorser shall be the non-exclusive Endorser of the Product, as defined herein, that is made and marketed by the Company, under the terms stated in this Agreement.


IT IS, THEREFORE, AGREED AS FOLLOWS:

1.       DEFINITIONS:

     a. Product shall mean all ROO hand warmer products manufactured and sold by the Company under a NFL license and as the `Tiki Barber Signature Edition' model.

     b. Sales shall mean all sales of Product, net of returns, made by the Company after the Effective Date of this Agreement sales revenues are calculated on the wholesale selling price.

     c. Effective Date shall mean the date this agreement has been duly signed by both of the parties.

     d. Termination Date shall mean the date thirty (30) days after the day of the issuance of written notice of termination as provided in Section 6.

     e. Territory shall mean the New York metropolitan area, which will also include the states of New York, New Jersey and Connecticut. This Territory may be expanded from time to time, subject to the written agreement of the parties.

2.       AGREEMENT

     a.   The  Company  and  Endorser   agree  that  the  Endorser  shall  be  a
          non-exclusive Endorser of the Product during the term of this agreement.

     b. This Agreement, unless terminated pursuant to Paragraph 6 below, shall expire two years from the Effective Date, unless otherwise agreed and extended by the mutual agreement of the parties.

3.       ENDORSER DUTIES

     a. The Endorser shall diligently promote and help market the Product in all reasonable and proper ways, including:

          1. Wearing the Product during all cold weather games and at all other appropriate times on or off the field during the term of the Agreement,

          2.   Agreeing to appear on behalf of the Product at a minimum of three
               (3) Company requested appearances at such times and places that the Company reasonably requests, during each year of the Agreement,

          3. Referencing the Product in all appropriate interviews, media accounts and appearances during the agreement term,

          4. Authorizing the Company to use the Endorser's name, likeness and/or football number in advertisements and promotional materials for the Product, as well as in any promotional or corporate materials of the Company, during the agreement term,

          5. Reasonably assisting the Company in identifying and contacting other potential regional endorsers and on-field wearers of the Product during the agreement term,

          6. Agreeing to support the Company as part of a Sports Advisory Board, once established, to help provide inputs on new products, new applications and other corporate matters, as appropriate. (Sports Advisory Board members will receive TBD annual option grants for their participation).

     b. Any advertising, promotional and like material of a third party which includes the Endorser for publication, whether written or electronic, which also contains the name or likeness of the Product, or the Company's brands shall, be submitted to the Company for approval prior to publication.

     c. The Endorser shall routinely provide the Company with any updates on the status of any prospective promotion and marketing opportunities and the results of any such completed efforts.

4.       COMPANY DUTIES

     a. The Company shall furnish the Endorser pertinent Product and corporate information on as current a basis as is practicable.

     b. The Company shall furnish the Endorser with appropriate promotional devices and materials to assist the Endorser in identifying with the Company in a professional way.

     c.   The Company shall compensate the Endorser as set forth herein.

5.       COMPENSATION

     a. Upon contract signing, the Endorser will be granted 16,000 five-year options, with an exercise price equal to the closing Nasdaq price on the Effective Date, for Common Stock in the Company, which will vest upon the attainment of the following milestones and cumulative Sales attainment levels during the Agreement term:

              At Contract signing                    3,000 options vested
              At $150,000 of Sales                   3,500 options vested
              At $400,000 of Sales                   4,500 options vested
              At $800,000 of Sales                   5,000 options vested



     b. The Endorser shall be responsible for all costs incurred by him in performing his services under this Agreement, with the exception of Company requested promotional appearances that require air travel and accommodations.

6.       TERMINATION

     a. This Agreement may be terminated at any time, by either party hereto, without cause, by the issuance of a written Notice of Termination to the other party.

     b. Upon termination by the Company, the ability to attain vesting milestones per Paragraph 5 shall continue for six (6) months after the Termination Date.

     c. Upon termination by the Endorser, the ability to attain vesting milestones per Paragraph 5 shall continue for two (2) months after the Termination Date.

     d. During the period that this Agreement is in effect, the Endorser shall not perform service for, nor shall it otherwise represent, any business which directly competes with the Product, including gloves, nor shall the Endorser engage in any activity which might adversely affect the business of the Company. If the Company believes that the Endorser has failed to comply with this, then the Company shall give the Endorser written notice thereof. The Endorser shall cease any prohibited activity or cure such nonperformance within ten (10) days after receipt of such notice, completion of which shall terminate any claim for Termination for Cause. Failure to cease such activity shall be grounds for Termination for Cause. If Terminated for Cause, the

     e.   Company shall be required to credit all Sales towards  vesting for six
          (6) months after the Termination Date.

     f. Upon termination, the Endorser shall forthwith return to the Company all property of the Company in the Endorser's possession, custody or control, and it forthwith shall desist from holding itself out as the sales Endorser of the Product.

7.       LEGAL STATUS


The Endorser's legal status under this Agreement shall be that of an independent contractor. He shall not represent himself to be an employee of the Company.



8.       HOLD HARMLESS


The Company shall hold the Endorser harmless from and against and indemnify the Endorser for all liability, loss, costs, expenses or damages howsoever caused by reason of any Product (whether or not effective) or any act or omission of the Company including but not limited to any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to property, and for the infringement of any patent rights or other rights of third parties, and for any violation of municipal, state or federal laws or regulations governing the Products or their sale, which may result from the sale, rental, license, delivery, or use of the Product by the Endorser hereunder.

9.       FORMAL ADDRESS


Wherever in this Agreement the words "Written Notice" is used, it shall be understood to mean written notice by registered or certified mail to the last regular address used in the course of business by the party to which such notice is given.

10.      APPLICABLE LAWS


This Agreement shall be construed in accordance with the laws of the State of North Carolina. In the event of a dispute hereunder, the parties agree to submit to binding arbitration in accordance with the rules of the American Arbitration Association in effect at the time a demand for arbitration is filed.

11.      ENTIRE AGREEMENT


This Agreement represents the Sales Endorser Agreement between the Company and the Endorser and is hereby agreed to this day of signing.


FRISBY TECHNOLOGIES, INC.                     MAXIMUM MARKETING, INC.
                                              On behalf of Tiki Barber


By:/s/ Greg Frisby                            By:/s/ Mark Lepselter
   ---------------                               ------------------
   Greg Frisby                                   Mark Lepselter
   Chairman and CEO                              President

Date:  7/26/00                                Date:  7/27/00